CERPLEX INC





                            FILING TYPE: 8-K
                            DESCRIPTION: CURRENT REPORT
                            FILING DATE: JULY 31, 2000
                            PERIOD END: JULY 31, 2000


                            PRIMARY EXCHANGE: N/A
                            TICKER: N/A







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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): July 27, 2000


                             THE CERPLEX GROUP, INC.
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               (Exact name of registrant as specified in charter)


             Delaware                0-9725                      75-1539534
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(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)


    111 Pacifica Avenue, Irvine, California                       92618
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    (Address of principal executive offices)                    (Zip Code)


                                 (949) 754-5300
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               (Registrant's telephone number including area code)


                                 Not Applicable
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         (Former name or former address, if changed since last report.)


                  CHANGES IN REGISTRANTS' CERTIFYING ACCOUNTANT.

On July 20, 2000, the Company, with the approval of the Company's Board of Directors, engaged Squar, Milner, Reehl & Williamson, LLP as its new independent auditors, replacing KPMG LLP, who formally resigned as independent accountants on July 25, 2000. The report of KPMG LLP, dated December 20, 1999, on the consolidated financial statements of the Company as of September 25, 1999 and September 30, 1998 and for the fiscal years then ended were qualified as to uncertainty relating to the Company's ability to continue as a going concern. Except as noted in the preceding sentence, the report of KPMG LLP on the Company's financial statements for either of the two years ended September 25, 1999 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended September 25, 1999


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and during the period between  September 25, 1999 and the date on which KPMG LLP resigned, there was no disagreement between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of such disagreement in connection with its report on the Company's financial statements.